UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2020

GOLDMAN SACHS BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 12, 2020, Goldman Sachs BDC, Inc. (“GSBD”) completed its previously announced merger with Goldman Sachs Middle Market Lending Corp. (“MMLC”) pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 2020, by and among GSBD, MMLC, Evergreen Merger Sub Inc., a wholly owned subsidiary of GSBD (“Merger Sub”), and Goldman Sachs Asset Management, L.P. (“GSAM”), investment adviser to each of GSBD and MMLC. Pursuant to the Merger Agreement, Merger Sub was first merged with and into MMLC, with MMLC as the surviving corporation (the “First Merger”), and, immediately following the First Merger, MMLC was then merged with and into GSBD, with GSBD as the surviving company (the First Merger and the subsequent merger, collectively, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of MMLC (“MMLC Common Stock”) was converted into the right to receive, for each share of MMLC Common Stock, that number of shares of common stock, par value $0.001 per share, of GSBD (“GSBD Common Stock”), with a net asset value (“NAV”) equal to the NAV per share of MMLC Common Stock, in each case calculated as of October 9, 2020. As a result of the Merger, GSBD issued an aggregate of approximately 61,038,632 shares of GSBD Common Stock to former MMLC stockholders.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by GSBD as Exhibit 2.1 to its Current Report on Form 8-K filed on June 11, 2020, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on October 12, 2020, the Board of Directors of GSBD (the “Board”) increased the size of the Board by three directors (to a total size of eight directors) and filled the vacancies created by such increase by appointing Timothy J. Leach, Richard A. Mark and Carlos E. Evans (collectively, the “Appointed Directors”) as directors, effective upon the closing of the Merger. Mr. Leach will hold office as a Class I director until the date of GSBD’s 2021 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Mark will hold office as a Class II director until the date of GSBD’s 2022 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Evans will hold office as a Class I director until the date of GSBD’s 2021 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. The Appointed Directors will also serve on the Audit, Compliance, Compensation, Contract Review and Governance and Nominating Committees of the Board. Mr. Mark will serve as Chairperson of the Audit Committee.

The Appointed Directors have no family relationships with any director or executive officer of GSBD and there are no transactions in which any of the Appointed Directors has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Appointed Directors are independent directors under New York Stock Exchange standards because neither is an “interested person” of GSBD, as defined in Section 2(a)(19) of the Investment Company Act of 1940.

The Appointed Directors will each receive director fees consistent with the director compensation arrangement in effect, which currently consists of a $100,000 annual fee for services as a director. Mr. Mark has been designated by the Board as an “audit committee financial expert,” as defined in Item 407 of Regulation S-K, and will earn an additional annual fee of $12,000 for his service in this capacity. GSBD directors are also reimbursed for travel and other reasonable expenses incurred in connection with attending Board and committee meetings. GSBD may also pay the incidental costs of a director to attend training or other types of conferences relating to the business development company industry. In addition, GSBD purchases directors’ and officers’ liability insurance on behalf of the directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, GSBD adopted an amended and restated certificate of incorporation (the “GSBD Charter Amendment”) that became effective upon the closing of the Merger that will generally restrict all stockholders who received shares of GSBD Common Stock in the Merger (the “Affected Stockholders”) from transferring their respective shares of GSBD Common Stock for at least 90 days following the date of the closing of the Merger (the “Closing Date”), subject to a modified lock-up schedule thereafter (lock-up restrictions on 1/3 of the Affected Stockholders’ shares will lapse after 90 days from the Closing Date, lock-up restrictions on an additional 1/3 of the Affected Stockholders’ shares will lapse after 180 days from the Closing Date, and lock-up restrictions on the remaining 1/3 of the Affected Stockholders’ shares will lapse after 270 days from the Closing Date).

Item 7.01	Regulation FD Disclosure.

On October 12, 2020, GSBD issued a press release announcing, among other things, the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (this “Report”), including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Report may constitute forward-looking statements and are not guarantees of future performance or results of GSBD and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by GSBD with the SEC. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include: the ability to realize the anticipated benefits of the Merger, effects of disruption on the business of GSBD from the Merger, the effect that the announcement or consummation of the Merger may have on the trading price of GSBD Common Stock on the New York Stock Exchange; GSBD’s plans, expectations, objectives and intentions as a result of the Merger, future operating results of GSBD, the business prospects of GSBD and the prospects of its portfolio companies, actual and potential conflicts of interests with GSAM and other affiliates of Goldman Sachs, general economic and political trends and other factors, the dependence of GSBD’s future success on the general economy and its effect on the industries in which they invest; and future changes in laws or regulations and interpretations thereof. GSBD undertakes any duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, by and among Goldman Sachs BDC, Inc., Goldman Sachs Middle Market Lending Corp., Evergreen Merger Sub Inc., and Goldman Sachs Asset Management, L.P., dated June 11, 2020 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on June 11, 2020).

3.1	Amended and Restated Certificate of Incorporation of Goldman Sachs BDC, Inc.

99.1	Press Release, dated October 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Goldman Sachs BDC, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC.

Date: October 13, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

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